Exhibit 99.1

Marathon Oil Reports Second Quarter 2024 Results

HOUSTON, Aug. 7, 2024 - Marathon Oil Corporation (NYSE: MRO) reported second quarter 2024 net income of $349 million or $0.62 per diluted share, which includes the impact of certain items not typically represented in analysts’ earnings estimates and that would otherwise affect comparability of results. Adjusted net income was $357 million or $0.63 per diluted share. Net operating cash flow was $1,088 million or $1,028 million before changes in working capital (adjusted CFO).

HIGHLIGHTS

•	Second quarter free cash flow (FCF) of $442 million and adjusted FCF of $364 million before changes in working capital and including Equatorial Guinea (E.G.) distributions and other financing

•	Total return of capital to shareholders of $294 million during second quarter

•	Sequential increase in second quarter production to 191,000 net bopd and 393,000 net boed

•	No change to full-year 2024 production and capital expenditure guidance ranges

2Q24 Financial Overview

CASH FLOW: Net cash provided by operations was $1,088 million during second quarter or $1,028 million before changes in working capital. Second quarter capital expenditures totaled $665 million, consistent with Marathon Oil’s guidance that 2024 capital expenditures would be just over 60% weighted to the first half of the year and reflecting an acceleration in wells to sales from continued drilling and completion efficiencies.

RETURN OF CAPITAL: Second quarter return of capital totaled $294 million, including $231 million of share repurchases and the $63 million base dividend. Marathon Oil discontinued its share repurchase program upon announcement of its pending merger with ConocoPhillips. Under the Merger Agreement, Marathon Oil may not increase the quarterly dividend in excess of the current $0.11 per share.

BALANCE SHEET: Marathon Oil second quarter cash and cash equivalents totaled $77 million, an approximate $30 million increase from the prior quarter. Also during second quarter, the Company reduced gross debt by approximately $130 million to a quarter-end gross debt total of $5.3 billion.

ADJUSTMENTS TO NET INCOME: The adjustments to net income for second quarter totaled $8 million.

2Q24 Operational Overview

UNITED STATES (U.S.): U.S. production averaged 351,000 net boed during second quarter 2024, while oil production averaged 183,000 net bopd. Second quarter U.S. unit production cost averaged $6.21 per boe.

Excluding joint venture wells, the Company brought a total of 99 gross Company-operated wells to sales during second quarter, above the guidance range of 85 to 90 wells due to continued drilling and completion efficiency gains.

Asset	Production (bopd)	Production (boed)	Wells to Sales (Gross)
Eagle Ford	81,000	153,000	63
Bakken	67,000	107,000	17
Permian	26,000	47,000	19
Oklahoma	7,000	42,000	0

INTERNATIONAL: E.G. production averaged 42,000 net boed during second quarter, including 8,000 net bopd.

The Company continued optimizing its operations by diverting a portion of its Alba gas from AMPCO methanol sales to higher margin LNG sales. Marathon Oil’s Alba LNG sales achieved a realized price of $8.52 per mcf during the quarter, as the Company continued realizing the uplift in value from the shift to global LNG pricing.

Total International segment income was $79 million during second quarter, including $26 million of income from equity method investees. The Company received total cash distributions of $77 million from equity method companies during second quarter, including dividends of $75 million and return of capital of $2 million.

2024 Guidance Overview

Marathon Oil’s previously provided annual guidance ranges for total Company oil production, total Company oil-equivalent production, and capital expenditures remain unchanged, as shown in the table below.

2024 Annual Guidance	High	Low
Oil Production (bopd)	195,000	185,000
BOE Production (boed)	400,000	380,000
Capital Expenditures	$2.1 billion	$1.9 billion

Total Company oil and oil-equivalent production are expected to peak during third quarter, with oil production rising to approximately 200,000 net bopd, before moderating into fourth quarter. Capital expenditures are expected to decline sequentially in both the third and fourth quarters, while FCF on a price-normalized basis is expected to increase sequentially in both quarters.

Earnings Call

Due to the pending merger with ConocoPhillips, Marathon Oil will not host a conference call or webcast to discuss its second quarter 2024 results.

About Marathon Oil

Marathon Oil (NYSE: MRO) is an independent oil and gas exploration and production (E&P) company focused on four of the most competitive resource plays in the U.S. - Eagle Ford, Texas; Bakken, North Dakota; Permian in New Mexico and Texas, and STACK and SCOOP in Oklahoma, complemented by a world-class integrated gas business in Equatorial Guinea. The Company’s Framework for Success is founded in a strong balance sheet, ESG excellence, and the competitive advantages of a high-quality multi-basin portfolio. On May 28 Marathon Oil entered a merger agreement with ConocoPhillips. The transaction is expected to close late in the fourth quarter of 2024. For more information, please visit www.marathonoil.com.

Media Relations Contact:

Karina Brooks: 713-296-2191

Investor Relations Contacts:

Guy Baber: 713-296-1892

John Reid: 713-296-4380

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Non-GAAP Measures

In analyzing and planning for its business, Marathon Oil supplements its use of GAAP financial measures with non-GAAP financial measures, including adjusted net income (loss), adjusted net income (loss) per share, net cash provided by operating activities before changes in working capital (adjusted CFO), free cash flow, adjusted free cash flow and reinvestment rate.

Our presentation of adjusted net income (loss) and adjusted net income (loss) per share is a non-GAAP measure. Adjusted net income (loss) is defined as net income (loss) adjusted for gains or losses on dispositions, impairments of proved and certain unproved properties, changes in our valuation allowance, unrealized derivative gains or losses on commodity and interest rate derivative instruments, effects of pension settlements and curtailments and other items that could be considered “non-operating” or “non-core” in nature. Management believes this is useful to investors as another tool to meaningfully represent our operating performance and to compare Marathon to certain competitors. Adjusted net income (loss) and adjusted net income (loss) per share should not be considered in isolation or as an alternative to, or more meaningful than, net income (loss) or net income (loss) per share as determined in accordance with U.S. GAAP.

Our presentation of adjusted CFO is defined as net cash provided by operating activities adjusted for changes in working capital and is a non-GAAP measure. Management believes this is useful to investors as an indicator of Marathon’s ability to generate cash quarterly or year-to-date by eliminating differences caused by the timing of certain working capital items. Adjusted CFO should not be considered in isolation or as an alternative to, or more meaningful than, net cash provided by operating activities as determined in accordance with U.S. GAAP.

Our presentation of free cash flow is a non-GAAP measure. Free cash flow is defined as net cash provided by operating activities, net of capital expenditures and change in capital accrual. Management believes this is useful to investors as a measure of Marathon’s ability to fund its capital expenditure programs, service debt, and fund other distributions to stockholders. Free cash flow should not be considered in isolation or as an alternative to, or more meaningful than, net cash provided by operating activities as determined in accordance with U.S. GAAP.

Our presentation of adjusted free cash flow is a non-GAAP measure. Adjusted free cash flow before dividend (“adjusted free cash flow”) is defined as adjusted CFO, net of capital expenditures and EG return of capital and other. Management believes this is useful to investors as a measure of Marathon’s ability to fund its capital expenditure programs, service debt, and fund other distributions to stockholders. Adjusted free cash flow should not be considered in isolation or as an alternative to, or more meaningful than, net cash provided by operating activities as determined in accordance with U.S. GAAP.

Our presentation of reinvestment rate is a non-GAAP measure. The reinvestment rate in the context of adjusted free cash flow is defined as capital expenditures divided by adjusted CFO. The reinvestment rate in the context of free cash flow is defined as capital expenditures divided by net cash provided by operating activities. Management believes the reinvestment rate is useful to investors to demonstrate the Company’s commitment to generating cash for use towards investor-friendly purposes (which includes balance sheet enhancement, base dividend and other return of capital).

These non-GAAP financial measures reflect an additional way of viewing aspects of the business that, when viewed with GAAP results may provide a more complete understanding of factors and trends affecting the business and are a useful tool to help management and investors make informed decisions about Marathon Oil’s financial and operating performance. These measures should not be considered in isolation or as an alternative to their most directly comparable GAAP financial measures. A reconciliation to their most directly comparable GAAP financial measures can be found in our investor package on our website at https://ir.marathonoil.com/ and in the tables below. Marathon Oil strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including without limitation statements regarding the proposed business combination transaction between ConocoPhillips (“ConocoPhillips”) and the Company, the Company’s future capital budgets and allocations, future performance (both absolute and relative), expected free cash flow, reinvestment rates, returns to investors (including dividends and share repurchases), balance sheet enhancement (including interest savings), capital efficiency, well productivity, receipt of E.G. dividends and the timing thereof, unit production costs, business strategy, capital expenditure guidance, production guidance and other statements regarding management’s plans and objectives for future operations, are forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “outlook,” “plan,” “positioned,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While the Company believes its assumptions concerning future events are reasonable, a number of factors could cause actual results to differ materially from those projected, including, but not limited to: the risks and uncertainties associated with the proposed transaction between ConocoPhillips and the Company, conditions in the oil and gas industry, including supply/demand levels for crude oil and condensate, NGLs and natural gas and the resulting impact on price; changes in expected reserve or production levels; changes in political or economic conditions in the U.S. and Equatorial Guinea, including changes in foreign currency exchange rates, interest rates, inflation rates and global and domestic market conditions; actions taken by the members of the Organization of the Petroleum Exporting Countries (OPEC) and Russia affecting the production and pricing of crude oil and other global and domestic political, economic or diplomatic developments; capital available for exploration and development; risks related to the Company’s hedging activities; voluntary or involuntary curtailments, delays or cancellations of certain drilling activities; well production timing; liabilities or corrective actions resulting from litigation, other proceedings and investigations or alleged violations of law or permits; drilling and operating risks; lack of, or disruption in, access to storage capacity, pipelines or other transportation methods; availability of drilling rigs, materials and labor, including the costs associated therewith; difficulty in obtaining necessary approvals and permits; the availability, cost, terms and timing of issuance or execution of, competition for, and challenges to, mineral licenses and leases and governmental and other permits and rights-of-way, and our ability to retain mineral licenses and leases; non-performance by third parties of contractual or legal obligations, including due to bankruptcy; administrative impediments or unexpected events that may impact dividends or other distributions, and the timing thereof, from our equity method investees; changes in our credit ratings; hazards such as weather conditions, a health pandemic, acts of war or terrorist acts and the government or military response thereto; the impacts of supply chain disruptions that began during the COVID-19 pandemic and the resulting inflationary environment; security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business; changes in safety, health, environmental, tax and other regulations, requirements or initiatives, including those addressing the impact of global climate change, air emissions or water management; our ability to achieve, reach or otherwise meet initiatives, plans, or ambitions with respect to ESG matters; our ability to pay dividends and make share repurchases; our ability to progress the E.G. Gas Mega Hub and to achieve first gas at our Alba infill wells on schedule; impacts of the Inflation Reduction Act of 2022 and our assumptions relating thereto; the risk that assets we acquire do not perform consistent with our expectations, including with respect to future production or drilling inventory; other geological, operating and economic considerations; and the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s 2023 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases, available at https://ir.marathonoil.com/. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise.

No Offer or Solicitation

This release is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Merger and Where to Find It

In connection with the proposed transaction, ConocoPhillips has filed with the SEC a registration statement on Form S-4, which includes a proxy statement of Marathon Oil that also constitutes a prospectus of ConocoPhillips common shares to be offered in the proposed transaction. Each of ConocoPhillips and Marathon Oil may also file other relevant documents with the SEC regarding the proposed transaction. This communication is not a substitute for the definitive proxy statement/prospectus or registration statement or any other document that ConocoPhillips or Marathon Oil has filed or may file with the SEC. The definitive proxy statement/prospectus has been mailed to stockholders of Marathon Oil. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of the definitive proxy statement/prospectus and other documents containing important information about ConocoPhillips, Marathon Oil and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by ConocoPhillips will be available free of charge on ConocoPhillips’ website at www.conocophillips.com or by contacting ConocoPhillips’ Investor Relations Department by email at investor.relations@conocophillips.com or by phone at 281-293-5000. Copies of the documents filed with the SEC by Marathon Oil will be available free of charge on Marathon’s website at https:// ir.marathonoil.com/ or by contacting Marathon Oil at 713-629-6600.

Participants in the Solicitation

ConocoPhillips, Marathon Oil and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of ConocoPhillips is set forth in (i) ConocoPhillips’ proxy statement for its 2024 annual meeting of stockholders under the headings “Executive Compensation”, “Item 1: Election of Directors and Director Biographies” (including “Related Party Transactions” and “Director Compensation”), “Compensation Discussion and Analysis”, “Executive Compensation Tables” and “Stock Ownership”, which was filed with the SEC on April 1, 2024 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1163165/000130817924000384/cop4258041-def14a.htm, (ii) ConocoPhillips’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence”, which was filed with the SEC on February 15, 2024 and is available at https://www.sec.gov/ix?doc=/ Archives/edgar/data/1163165/000116316524000010/cop-20231231.htm and (iii) to the extent holdings of ConocoPhillips securities by its directors or executive officers have changed since the amounts set forth in ConocoPhillips’ proxy statement for its 2024 annual meeting of stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4 or Annual Statement of Changes in Beneficial Ownership of Securities on Form 5, filed with the SEC (which are available at EDGAR Search Results https://www.sec.gov/edgar/search/#/category=form-cat2&ciks=0001163165&entityName=CONOCOPHILLIPS%2520(COP)%2520(CIK%25200001163165)).

Information about the directors and executive officers of Marathon is set forth in (i) Marathon’s proxy statement for its 2024 annual meeting of stockholders under the headings “Proposal 1: Election of Directors”, “Director Compensation”, “Security Ownership of Certain Beneficial Owners and Management”, “Compensation Discussion and Analysis”, “Executive Compensation” and “Transactions with Related Persons”, which was filed with the SEC on April 10, 2024 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/ data/0000101778/000010177824000082/mro-20240405.htm, (ii) Marathon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence”, which was filed with the SEC on February 22, 2024 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000101778/000010177824000023/mro-20231231.htm, (iii) the definitive proxy statement for the special meeting of Marathon Oil stockholders relating to the proposed transaction, including under the headings “Interests of Marathon Oil Directors and Executive Officers in the Merger”, “Treatment of Marathon Oil Equity Awards”, “Marathon Oil Corporation Officer Change in Control Severance Benefits Plan”, “2024 Annual Cash Bonus”, “Retention Program”, “Other Compensation Matters”, “Merger-Related Compensation”, “Potential Employment Arrangements with ConocoPhillips”, “Indemnification and Insurance”, and “Share Ownership of Certain Beneficial Owners and Management/Directors of Marathon Oil”, which was filed by Marathon with the

SEC on July 29, 2024 and is available at https://www.sec.gov/Archives/edgar/data/101778/000110465924083181/ tm2419062-1_defm14a.htm and (iv) to the extent holdings of Marathon securities by its directors or executive officers have changed since the amounts set forth in the preliminary proxy statement/prospectus, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership of Securities on Form 5, filed with the SEC (which are available at EDGAR Search Results https://www.sec.gov/edgar/search/#/ category=form-cat2&ciks=0000101778&entityName=MARATHON%2520OIL%2520CORP%2520(MRO)%2520(CIK %25200000101778)).

Investors should read the definitive proxy statement/prospectus carefully before making any voting or investment decisions.

Consolidated Statements of Income (Unaudited)	Three Months Ended
(In millions, except per share data)	Jun. 30 2024	Mar. 31 2024	Jun. 30 2023
Revenues and other income:
Revenues from contracts with customers	$1,666	$1,538	$1,484
Net gain (loss) on commodity derivatives	1	(24)	3
Income from equity method investments	26	39	22
Net gain on disposal of assets	10	—	—
Other income (expense)	4	(2)	4

Total revenues and other income	1,707	1,551	1,513
Costs and expenses:
Production	216	221	214
Shipping, handling and other operating, including related party of $12, $15 and $0(a)	175	169	161
Exploration	14	7	11
Depreciation, depletion and amortization	577	524	559
Taxes other than income	103	96	43
General and administrative	99	86	71

Total costs and expenses	1,184	1,103	1,059

Income from operations	523	448	454
Net interest and other	(80)	(69)	(92)
Other net periodic benefit credits	2	3	3

Income before income taxes	$445	$382	$365

Provision for income taxes	96	85	78

Net income	$349	$297	$287

Adjusted Net Income
Net income	$349	$297	$287
Adjustments for special items (pre-tax):
Net gain on disposal of assets	(10)	—	—
Exploratory dry well costs, unproved property impairments and other	4	—	5
Unrealized (gain) loss on derivative instruments	(1)	24	4
Merger related costs	10	—	—
Other	8	2	1
Benefit for income taxes related to special items(b)	(3)	(6)	(2)

Adjustments for special items	8	20	8

Adjusted net income(c)	$357	$317	$295

Per diluted share:
Net income	$0.62	$0.52	$0.47
Adjusted net income(c)	$0.63	$0.55	$0.48
Weighted average diluted shares	567	576	615

(a)	The related party expense represents compensation to EG LNG for liquefaction, storage and product handling services, pursuant to the agreement that became effective on January 1, 2024.
(b)	In both 2024 and 2023, we applied the estimated U.S. and state statutory rate of 22% to our special items.
(c)	Non-GAAP financial measure. See “Non-GAAP Measures” above for further discussion.

Supplemental Data (Unaudited)	Three Months Ended
(Per share)	Jun. 30 2024	Mar. 31 2024	Jun. 30 2023
Adjusted Net Income Per Diluted Share
Net income	$0.62	$0.52	$0.47
Adjustments for special items (pre-tax):
Net gain on disposal of assets	(0.02)	—	—
Exploratory dry well costs, unproved property impairments and other	0.01	—	0.01
Unrealized (gain) loss on derivative instruments	—	0.04	—
Merger related costs	0.02	—	—
Other	0.01	—	—
Benefit for income taxes related to special items	(0.01)	(0.01)	—

Adjustments for special items	0.01	0.03	0.01

Adjusted net income per share(a)	$0.63	$0.55	$0.48

(a)	Non-GAAP financial measure. See “Non-GAAP Measures” above for further discussion.

Supplemental Data (Unaudited)	Three Months Ended
(In millions)	Jun. 30 2024	Mar. 31 2024	Jun. 30 2023
Segment income
United States	$379	$334	$365
International	79	82	30
Not allocated to segments	(109)	(119)	(108)

Net income	$349	$297	$287

Net operating cash flow before changes in working capital (Adjusted CFO)(a)
Net cash provided by operating activities	$1,088	$757	$1,076
Changes in working capital	(60)	104	45

Adjusted CFO(a)	$1,028	$861	$1,121

Free cash flow
Net cash provided by operating activities	$1,088	$757	$1,076
Capital expenditures	(665)	(603)	(623)
Change in capital accrual	19	117	(11)

Free cash flow	$442	$271	$442

Adjusted free cash flow(a)
Adjusted CFO(a)	$1,028	$861	$1,121
Adjustments:
Capital expenditures	(665)	(603)	(623)
EG return of capital and other(b)	1	(19)	33

Adjusted free cash flow(a)	$364	$239	$531

Reinvestment rate(a)	65%	72%	54%

(a)	Non-GAAP financial measure. See “Non-GAAP Measures” above for further discussion.
(b)

Excludes approximately $12 million and $2 million of debt issuance costs for the first quarter of 2024 and the second quarter of 2023, respectively, and includes tax withholding for employee stock-based compensation of $18 million for the first quarter 2024.

Supplemental Statistics (Unaudited)	Three Months Ended
	Jun. 30 2024	Mar. 31 2024	Jun. 30 2023
Net Production
Oil Production (mbbld)
United States	183	172	181
International	8	9	8

Total net production	191	181	189

Equivalent Production (mboed)
United States	351	326	356
International	42	45	43

Total net production	393	371	399

Supplemental Statistics (Unaudited)	Three Months Ended
	Jun. 30	Mar. 31	Jun. 30
	2024	2024	2023
United States - net sales volumes
Crude oil and condensate (mbbld)	183	172	181
Eagle Ford	81	65	81
Bakken	67	68	68
Permian	26	28	21
Oklahoma	7	10	9
Other United States(a)	2	1	2
Natural gas liquids (mbbld)	85	75	91
Eagle Ford	37	31	39
Bakken	23	21	25
Permian	11	10	10
Oklahoma	14	13	17
Natural gas (mmcfd)	500	477	504
Eagle Ford	211	188	218
Bakken	99	94	90
Permian	61	59	53
Oklahoma	128	134	141
Other United States(a)	1	2	2

Total United States (mboed)	351	326	356

International (E.G) - net sales volumes
Crude oil and condensate (mbbld)	5	11	8
Natural gas liquids (mbbld)	5	6	5
Total Natural gas (mmcfd)	191	156	186
Natural gas, sold as gas (mmcfd)(b)	82	78	186
Natural gas, sold as LNG (mmcfd)(c)	109	78	—
Total International (mboed)	42	43	44

Total Company - net sales volumes (mboed)	393	369	400

Net sales volumes of equity method investees
LNG (mtd)(d)	—	388	1,716
Methanol (mtd)	954	935	1,047
Condensate and LPG (boed)	5,998	7,630	6,614

(a)	Includes sales volumes from certain non-core proved properties in our United States segment.
(b)

In 2023, the purchasers were primarily our equity method investees EG LNG and AMPCO, in addition to natural gas sold for local electricity generation. In 2024, the purchaser is primarily AMPCO, with continuing sales for local electricity generation. Marathon Oil includes its share of income from EG LNG and AMPCO in the International segment.

(c)

Beginning January 1, 2024, Marathon Oil assumes responsibility for shrink and plant losses during liquefaction, which results in a reduction to reported net production and sales volumes for Alba gas sold as LNG. The Company is also subject to an LNG lifting schedule, which may result in an underlift or overlift position.

(d)	LNG sales from equity method investees in 2024 represents final residual volumes sold under the contract terms in place prior to January 1, 2024.

Supplemental Statistics (Unaudited)	Three Months Ended
	Jun. 30	Mar. 31	Jun. 30
	2024	2024	2023
United States - average price realizations(a)
Crude oil and condensate ($ per bbl)	$79.12	$75.39	$72.49
Eagle Ford	78.69	74.70	71.32
Bakken	79.11	75.04	73.51
Permian	80.47	78.24	73.42
Oklahoma	79.45	74.52	73.57
Other United States	77.79	73.23	69.34
Natural gas liquids ($ per bbl)	$21.18	$22.24	$18.72
Eagle Ford	20.24	20.97	18.01
Bakken	21.24	21.34	18.00
Permian	21.16	22.63	19.39
Oklahoma	23.54	26.29	20.99
Other United States	22.48	20.62	18.07
Natural gas ($ per mcf)	$1.42	$1.97	$1.89
Eagle Ford	1.62	1.93	1.86
Bakken	1.22	1.82	1.69
Permian	0.31	1.36	1.59
Oklahoma	1.77	2.40	2.16
Other United States	2.23	2.79	2.45

International (E.G) - average price realizations
Crude oil and condensate ($ per bbl)	$57.31	$61.86	$53.64
Natural gas liquids ($ per bbl)(b)	$1.00	$1.00	$1.00
Average total natural gas ($ per mcf)	$4.96	$3.71	$0.24
Natural gas, sold as gas ($ per mcf)(c)	0.24	0.24	0.24
Natural gas, sold as LNG ($ per mcf)(d)	8.52	7.21	—

Benchmark
WTI crude oil (per bbl)	$80.66	$76.91	$73.56
Brent (Europe) crude oil (per bbl)(e)	$84.65	$83.00	$78.32
Mont Belvieu NGLs (per bbl)(f)	$22.91	$23.67	$20.49
Henry Hub natural gas (per mmbtu)(g)	$1.89	$2.24	$2.10
TTF (Europe) natural gas (per mmbtu)(h)	$9.98	$8.79	$11.34
JKM natural gas (per mmbtu)(i)	$11.10	$9.50	$11.12

(a)	Excludes gains or losses on commodity derivative instruments.
(b)

Represents fixed prices under a long-term contract with Alba Plant LLC, which is an equity method investee. Alba Plant LLC processes rich hydrocarbon gas from the Alba field, and then sells secondary condensate, propane, and butane at market prices. Marathon Oil includes its share of income from Alba Plant LLC in the International segment.

(c)

Represents fixed prices under long-term contracts. In 2023, the purchasers were primarily our equity method investees EG LNG and AMPCO, in addition to sales for local electricity generation. In 2024, the purchaser is primarily AMPCO, with continuing sales for local electricity generation. Marathon Oil includes its share of income from EG LNG and AMPCO in the International segment.

(d)	Represents prices realized for sales of LNG to third party customers beginning in 2024, indexed to global LNG prices.
(e)	Average of monthly prices obtained from Energy Information Administration website.
(f)	Bloomberg Finance LLP: Y-grade Mix NGL of 55% ethane, 25% propane, 5% butane, 8% isobutane and 7% natural gasoline.
(g)	Settlement date average per mmbtu.
(h)	Average of monthly prices obtained from NYMEX Exchange (expressed in $).
(i)	Average of monthly prices obtained from Tokyo Commodity Exchange (expressed in $).

The following table sets forth outstanding derivative contracts as of July 31, 2024, and the weighted average prices for those contracts:

	2024		2025
	Third	Fourth	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
Crude Oil
NYMEX WTI Three-Way Collars
Volume (Bbls/day)	50,000	50,000	—	—	—	—
Weighted average price per Bbl:
Ceiling	$95.95	$95.95	$—	$—	$—	$—
Floor	$65.00	$65.00	$—	$—	$—	$—
Sold put	$50.00	$50.00	$—	$—	$—	$—
Natural Gas
Henry Hub Two-Way Collars
Volume (MMBtu/day)	—	—	150,000	150,000	150,000	150,000
Weighted average price per MMBtu
Ceiling	$—	$—	$5.85	$5.85	$5.85	$5.85
Floor	$—	$—	$2.50	$2.50	$2.50	$2.50